BMB MUNAI, INC. ANNOUNCES COMPLETION OF EXCHANGE OFFER FOR ITS CONVERTIBLE NOTES

SALT LAKE CITY, UT (AMEX: KAZ) – September 19, 2007 - BMB Munai, Inc. (“BMB” or the “Company”) today announced the successful completion of its offer to exchange (the “Exchange Offer”) its U.S. $60,000,000 5.0 per cent. Convertible Notes due 2012 issued pursuant to a Trust Deed dated July 13, 2007 (the “Original Notes”) for U.S. $60,000,000 5.0% Convertible Senior Notes due 2012 to be issued pursuant to a New York law-governed trust indenture dated September 19, 2007.

The Exchange Offer expired September 18, 2007 at 5:00 p.m. (New York time). All U.S. $60,000,000 aggregate principal amount of the Original Notes was tendered for exchange.

AMEX has neither approved nor disapproved of the contents of this press release.

Contacts:

In the US: Adam R. Cook, Corporate Secretary

(801) 355-2227, E-mail: USoffice@bmbmunai.com

In Kazakhstan: Daniyar Uteulin, Vice President for Investor Relations

+7 (3272) 375-125, E-mail: KZoffice@bmbmunai.com